UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2005

Edgen Corporation

(Exact name of Registrant as specified in its charter)

Nevada	333-124543	13-3908690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18444 Highland Road, Baton Rouge, LA	70809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 756-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 25, 2005, the Board of Directors of Edgen Corporation (the “Company”) voted to increase the size of the Board of Directors (the “Board”) from three members to five. Also on that date, the Board approved the appointment of David L. Laxton, III and Edward J. DiPaolo to the Board, effective immediately, to fill the two new vacancies created by the Board. Mr. DiPaolo is expected to be appointed to serve on the Board’s Compensation and Audit Committees.

Mr. Laxton and Mr. DiPaolo will serve on the Board until the next annual meeting of the shareholders and until their successors have been elected and qualified or their earlier, death, resignation or removal, in accordance with the Company’s by-laws.

Mr. Laxton is currently the Executive Vice-President and Chief Financial Officer of the Company. Mr. Laxton has over 20 years of experience in industrial distribution and has been with Edgen Corporation since 1996. Prior to that time, he served as Chief Financial Officer of a distributor of tube fittings, controls and filtration products and held consulting positions with a public accounting firm and an investment banking firm. Mr. Laxton holds a Bachelor of Arts in History and a Master of Science in Accounting from Louisiana State University.

Mr. DiPaolo served as a director of the Company’s Board from 2001 to February 1, 2005 when the Company was acquired by new investors consisting of Jefferies Capital Partners and certain members of management. Mr. DiPaolo has over 26 years of experience in energy services through his employment with Halliburton Energy Services where he held several positions including Group Senior Vice President Global Business Development, Senior Vice President Global Business Development, North American Regional Vice President, Far East Regional Vice President and Engineering Sales. In 2002, Mr. DiPaolo retired from Halliburton Energy Services. Mr. DiPaolo has served as a director for both publicly held companies traded on the AMEX, Toronto and OTC exchanges, and privately held companies. Mr. DiPaolo holds a Bachelor of Science in Agricultural Engineering from West Virginia University.

The following fees were paid to Mr. Laxton and Mr. DiPaolo in connection with the acquisition of the Company by new investors on February 1, 2005. Mr. Laxton was paid a one-time transaction fee of $620,000 pursuant to a transaction fee agreement, value bonus compensation of $480,000, and an additional senior management bonus of $335,000. Mr. DiPaolo was paid a one-time transaction fee of $50,000 and a bonus of approximately $45,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN CORPORATION

Dated: August 30, 2005	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

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